Exhibit 10.23

 BUSINESS FINANCING AGREEMENT
Borrower:  ASTEA INTERNATIONAL INC., a Delaware corporation
240 Gibraltar Road
Horsham, Pennsylvania 19044

NETWORK DATA, INC., a Delaware corporation
103 Foulk Road, Suite 202
Wilmington, Delaware 19803
Lender: WESTERN ALLIANCE BANK, an Arizona corporation 55 Almaden Boulevard, Suite 100 San Jose, California 95113

This BUSINESS FINANCING AGREEMENT, dated as of August __, 2017, is made and entered into among WESTERN ALLIANCE BANK, an Arizona corporation ("Lender"), NETWORK DATA, INC., a Delaware corporation ("Network"), and ASTEA INTERNATIONAL INC., a Delaware corporation ("Astea" and together with Network, individually and collectively, "Borrower") on the following terms and conditions:
1.	CREDIT EXTENSIONS.
1.1	REVOLVING CREDIT LINE.
(a)
Advances.  Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding.  Amounts borrowed under this Section may be repaid and subject to the terms and conditions hereof reborrowed during the term of this Agreement.  It shall be a condition to each Advance that (i) an Advance Request acceptable to Lender has been received by Lender, (ii) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (iii) no Default has occurred and is continuing, or would result from such Advance.

(b)
Advance Requests.  Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request.  In addition, at all times when a Streamline Period is not in effect, Borrower shall also deliver to Lender together with the Advance Request a Borrowing Base Certificate, in form and substance reasonably satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof. Lender may honor Advance Requests, instructions or repayments given by any Authorized Person.  So long as all of the conditions for an Advance set forth herein have been satisfied, Lender shall fund such Advance into Borrower's Account within one business day of Lender's receipt of the applicable Advance Request.

(c)
Due Diligence.  Lender may audit Borrower's Receivables and any and all records pertaining to the Collateral, at Lender's sole discretion and at Borrowers expense; provided, however, that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing; provided further, however, that after the initial audit made hereunder, Lender shall have the right to make an additional audit six (6) months after such initial audit at Borrower's expense.  Lender may at any time and from time to time in its sole discretion contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to verify invoices, confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. Lender may utilize various methods for such verification and confirmations including, without limitation, proof of delivery, access to Account Debtors' online accounts payable systems, matching purchase orders or contracts to invoices, analyzing Account Debtor payment history and direct telephonic, electronic or other written communication with Account Debtors. If any of the Collateral or Borrower's books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

(d)	Collections.
(i) Lender shall have the exclusive right to receive all Collections on all Receivables.  Borrower shall (A) immediately notify, transfer and deliver to Lender all Collections Borrower receives for deposit into the Collection Account, (B) deliver to Lender a detailed cash receipts journal for all Collections originating in the United States on Friday of each week until the Lockbox is operational, and (C) immediately enter into a collection services agreement reasonably acceptable to Lender (the "Lockbox Agreement") pursuant to which all Collections received in the Lockbox shall be deposited into the Collection Account.  Borrower shall use the Lockbox address as the remit to and payment address for all of Borrower's Collections from Account Debtors, and Borrower shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account.  It will be considered an immediate Event of Default if, at any time, any of the foregoing does not occur or the Lockbox is not operational within 90 days of the Closing Date.
(ii) During any Streamline Period, Lender shall transfer all Collections deposited into the Collection Account to Borrower's Account. At all other times, Lender shall apply the Collections deposited into the Collection Account to the outstanding Account Balance. In either case, Lender shall immediately transfer such Collections to Borrower's Account (no later than one business day of the date received). Upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine.  Lender has no duty to do any act other than to apply such amounts as required above.  If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower's Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied.  Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.
(e)
Receivables Activity Report.  Within 30 days after the end of each Month End, Lender shall send to Borrower a report covering the transactions for Borrower's prior monthly billing period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges.  The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within 30 days after Lender sends the accounting to Borrower.

(f)
Adjustments.  In the event any Adjustment or dispute is asserted by any Account Debtor and the aggregate amount of Adjustments and disputes exceeds Twenty-Five Thousand Dollars ($25,000) at any time, Borrower shall promptly advise Lender and shall resolve such disputes and advise Lender of any Adjustments.  So long as any Obligations are outstanding, if an Event of Default has occurred and is continuing, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property.  If such possession is not taken by Lender, Borrower is to resell such personal property for Lender's account at Borrower's expense with the proceeds made payable to Lender.  While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.

(g)
Recourse; Maturity.  Advances and the other Obligations shall be with full recourse against Borrower.  On the Maturity Date or such earlier date as shall be herein provided, Borrower will pay all then outstanding Advances and other Obligations to Lender.

(h)	[Intentionally Omitted].
(i)	[Intentionally Omitted].
(j)	[Intentionally Omitted]
(k)	Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.
1.2	TERM LOAN.
(a)	Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Lender shall make a term loan to Borrower in the principal amount of Four Hundred Thousand Dollars ($400,000).
(b)
Accrued and unpaid interest on the Term Loan shall be due and payable monthly on the first (1st) day of each month until the Term Loan has been repaid in full. The outstanding amount of the Term Loan shall be payable in eighteen (18) equal monthly installments of principal, plus all accrued interest, beginning on March 1, 2018, and continuing on the first day of each month thereafter through the Term Loan Maturity Date, at which time all amounts owing under this Section (b) and any other amounts owing under this Agreement with respect to the Term Loan shall be immediately due and payable.  The Term Loan, once repaid, may not be reborrowed.

(c)	Borrower may prepay all, but not less than all, of the Term Loan provided that Borrower shall pay the Term Loan Termination Fee to Bank at the time of any such prepayment.
1.3
Conditions Precedent to Initial Credit Extension.  The obligation of Lender to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance reasonably satisfactory to Lender, the following:

(a)	duly executed signatures to this Agreement and the other Loan Documents;
(b)	a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
(c)	evidence reasonably satisfactory to Lender that the insurance required by Section 4.4 is in full force and effect;
(d)	payment of the fees specified in Section 2.2 and expenses then due specified in Section 9 hereof;
(e)	an audit of the Collateral, the results of which shall be satisfactory to Lender;
(f)	an executed payoff letter from Silicon Valley Bank; and
(g)	termination statements on all liens other than those expressly permitted under this Agreement.
2.	FEES, INTEREST AND FINANCE CHARGES.
2.1	Finance Charges and Interest.
(a)
Advances. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender.  The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each  Month End during the term hereof.

(b)
Term Loan. The Term Loan shall bear interest, on the outstanding principal balance thereof, at a rate equal to 1.75 percentage points above the Prime Rate, plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

2.2	Fees.
(a)
Revolving Termination Fee.  Borrower shall pay the Revolving Termination Fee to Lender, if and when applicable; provided, however, no Revolving Termination Fee shall be payable if, at the request of Borrower and with the consent of Lender (which consent shall not be unreasonably withheld), the Revolving Facility is transferred to an operating division of Lender other than the Capital Finance Group.

(b)	Term Loan Termination Fee. Borrower shall pay the Term Loan Termination Fee to Lender, if and when applicable.
(c)	Revolving Facility Fee. Borrower shall pay the Revolving Facility Fee to Lender on the Closing Date and on each anniversary of the Closing Date.
(d)	Term Loan Facility Fee. Borrower shall pay the Term Loan Facility Fee to Lender on the Closing Date.
(e)
Minimum Utilization Fee.  To the extent that the average daily outstanding principal balance of Advances for any calendar quarter is less than Two Million Dollars ($2,000,000), the accrued and unpaid Minimum Utilization Fee shall be due and payable within 10 calendar days after the last day of such calendar quarter.

3.	REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:
3.1
No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or, to the knowledge of Borrower, omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2
Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3
The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound.

3.4	Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.
3.5
Borrower's name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.

3.6
If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

3.7
The Eligible Receivables are bona fide existing obligations.  The property and services giving rise to such Eligible Receivables has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor.  Borrower has not received notice of actual or imminent Insolvency Proceeding of any Account Debtor that is included in any Borrowing Base Certificate as an Eligible Receivable.

4.	MISCELLANEOUS PROVISIONS. Borrower will:
4.1
At all times maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations, except to the extent the failure to do so would not have a material adverse effect on Borrower, and not merge or consolidate with or into any other business organization, unless (a) any such acquired entity becomes a "borrower" under this Agreement or "guarantor" of the Obligations, as Lender may elect in its sole discretion, and (b) Lender has previously consented to the applicable transaction in writing.

4.2	Give Lender at least 30 days prior written notice of changes to its name, type of organization, chief executive office or location of records.
4.3
(a) Pay when due all its taxes (including gross payroll, withholding and sales taxes) except to the extent such taxes do not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate, and (b) deliver reasonably satisfactory evidence of payment to Lender if requested.

4.4	Maintain at all times:
(a)
insurance reasonably satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for Borrower's business.  Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b)
all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral.  Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement, or in an amount acceptable to Lender.  The insurance must be issued by an insurance company reasonably acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender.  Lender acknowledges that the insurance companies identified on the deliverables pursuant to Section 1.3(c) are acceptable.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.
4.5	Immediately transfer and deliver to Lender all Collections Borrower receives.
4.6	Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.7	Not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.
4.8
Not pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may (a) repurchase the stock of former employees pursuant to stock repurchase agreements as long as a Default or an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (b) pay dividends or distributions in an aggregate amount not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000) in any fiscal quarter as long as a Default or an Event of Default does not exist prior to such dividend or distribution or would not exist after giving effect to such dividend or distribution.

4.9
Not (a) acquire all or substantially all of the property of a third party or (b) directly or indirectly acquire or own, or make any Investment in or to any Person (including any acquisition of all or substantially all of such Person's capital stock), or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its cash with a Person other than Lender or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Lender in form and substance reasonably satisfactory to Lender; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower

4.10
Not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

4.11
Not make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of the subordination agreement among Lender and the creditors for such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender's prior written consent.

4.12
Not become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a material adverse effect on Borrower's business, or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

4.13
Store any Collateral with a bailee, warehouseman, or other third party to the extent the aggregate value thereof stored with such bailee, warehouseman or third party exceeds Fifty Thousand Dollars ($50,000) unless (i) the third party has been notified of Lender's security interest and (ii) if Lender requests in its reasonable discretion, Lender has received an acknowledgment from the third party that it is holding or will hold the Collateral for Lender's benefit on terms reasonably satisfactory to Lender. In addition, Borrower shall store or maintain any Collateral at a location (including any premises leased by Borrower) other than (x) locations disclosed to Lender in writing and (y) to the extent Lender so requests in its reasonable discretion for any locations at which Borrower maintains either (i) books and records or (ii) Collateral with an aggregate value exceeding Fifty Thousand Dollars ($50,000), Lender has received a landlord waiver from the applicable landlord and/or sublandlord in form and substance reasonably satisfactory to Lender.

4.14	Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.
4.15
Provide Lender the following financial information and statements in form and content acceptable to Lender addressed in paragraphs (a) through (j) below, and such additional information as requested by Lender from time to time.  While a Streamline Period is not in effect, Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)
Within 180 days of the fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer.  These financial statements must be audited (with an opinion reasonably satisfactory to Lender) by a Certified Public Accountant reasonably acceptable to Lender (Lender acknowledges that Borrower's existing auditor is acceptable).  The statements shall be prepared on a consolidated basis.

(b)
No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower including a balance sheet and income statement, certified and dated by an authorized financial officer.  The statements shall be prepared on a consolidated and consolidating basis.

(c)	[Reserved].
(d)
If applicable, copies of the Form 10‑K Annual Report, Form 10‑Q Quarterly Report and Form 8‑K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.

(e)
Annual financial projections and budget approved by Borrower's Board of Directors, specifying the assumptions used in creating the projections and budget.  Annual projections and budget shall in any case be provided to Lender no than 60 days after the beginning of each fiscal year.

(f)
Within 60 days of filing date, copies of all business tax returns, which must be prepared by a Certified Public Accountant reasonably acceptable to Lender (Lender acknowledges that Borrower's existing auditor is acceptable).

(g)
Within 30 days of the end of each month, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (c) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (d) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(h)	Within 10 days after the last day of each Month End, a Borrowing Base Certificate setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month.
(i)
Within 10 days after last day of each Month End, a detailed aging of Borrower's Receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, deferred revenue report, sales or billings journal, and cash receipts report.

(j)
Promptly upon Lender's request, such other financial information, books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower's obligations to Lender as Lender may reasonably request.

4.16
No later than the date that is seventy-five (75) days after the Closing Date, maintain its primary United States depository and operating accounts with Lender and, in the case of any deposit accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and "control" (within the meaning of Section 9104 of the UCC) of such deposit account pursuant to documentation acceptable to Lender. In addition, Borrower will utilize and shall cause each of its Subsidiaries to utilize Lender's International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, and letters of credit.

4.17	[Intentionally Omitted].
4.18	[Intentionally Omitted].
4.19	Maintain Borrower's financial condition as follows in accordance with GAAP and used consistently with prior practices (except to the extent modified by the definitions herein):
(a)
Liquidity.  Borrower shall maintain, tested as of the last day of each Month End and at the time of each Advance when a Streamline Period is not in effect, Liquidity, of at least Seven Hundred Fifty Thousand Dollars ($750,000).

(b)
EBITDA.  Borrower shall maintain, tested as of the last day of each fiscal quarter, EBITDA for the trailing six (6) month period then ended, of not less than Five Hundred Fifty Thousand Dollars ($550,000).

4.20
Not make or contract to make, without Lender's prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate.

5.
SECURITY INTEREST.  To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral.  Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender's prior written consent, except for the sale of finished inventory in Borrower's usual course of business.  Borrower agrees to sign any instruments and documents reasonably requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral.  Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral.  Lender may, from time to time, without notice to Borrower, notify any Account Debtor of Lender's security interest in such Receivable.

6.
POWER OF ATTORNEY.  Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (2) to, whether or not there has been an Event of Default, (a) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender's name or Borrower's name, as Lender may choose; (b) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document; (c) notify all Account Debtors with respect to the Receivables to pay Lender directly; (d) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (e) endorse Borrower's name on any checks or other forms of payment on the Receivables; (f) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender's interests in the Receivables and Collateral; (g) debit any Borrower's deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (h) do all acts and things necessary or expedient, in furtherance of any such purposes, and (3) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables.  Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7.	DEFAULT AND REMEDIES.
7.1	Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.
(a)	Failure to Pay. Borrower fails to make a payment when due under this Agreement.
(b)
Lien Priority.  Lender fails to have an enforceable first lien (except for Permitted Liens that may have priority as expressly permitted herein and any prior liens to which Lender has consented in writing) on or security interest in the Collateral.

(c)
False Information.  If any  material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by Borrower pursuant to this Agreement or any other Loan Documents.

(d)
Attachment.  If any portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period).

(e)
Bankruptcy. (i) Borrower (or any guarantor) files a bankruptcy petition, (ii) a bankruptcy petition is filed against Borrower (or any guarantor) which is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made until such petition is dismissed, or (iii) Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

(f)	Receivers. A receiver or similar official is appointed for a substantial portion of Borrower's (or any guarantor's) business, or the business is terminated.
(g)
Judgments.  Any judgments or arbitration awards are entered against Borrower (or any guarantor), or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements exceeds $150,000.

(h)
Material Adverse Change.  A material adverse change occurs, or is substantially likely to occur, in Borrower's (or any guarantor's) business condition (financial or otherwise), operations, or properties, or the prospect of repayment of the Obligations (including Borrower's ability to repay the Obligations).

(i)
Cross-default.  Any default occurs under any agreement in connection with any credit Borrower (or any guarantor) or any of Borrower's Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower's Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due).

(j)
Subordinated Debt. Any Person shall be in breach of any subordination agreement or intercreditor agreement entered into with respect to the Obligations (including making any advance of Subordinated Debt to Borrower without Lender's consent in violation of the terms thereof) or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or such subordination agreement or intercreditor agreement.

(k)	[Intentionally Omitted].
(l)	[Intentionally Omitted].
(m)
Other Breach Under Agreement.  (a) If Borrower fails to perform any obligation or violates any of the covenants contained in Section 4 of this Agreement; or (b) if Borrower, any guarantor, or any of Borrower's affiliates (each, a "Loan Party") fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between such Loan Party and Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after such Loan Party receives notice thereof or any officer of such Loan Party becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by such Loan Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Loan Party shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

7.2
Remedies.  Upon the occurrence of an Event of Default, 1. without implying any obligation to do so, Lender may cease making Credit Extensions or extending any other financial accommodations to Borrower; 2. all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and 3. Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the UCC, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercially reasonable manner.

8.
ACCRUAL OF INTEREST.  All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used.  Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts.  If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage or other applicable interest rate until the earlier of (c) payment in good funds or (d) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.
FEES, COSTS AND EXPENSES; INDEMNIFICATION.  Borrower will pay to Lender upon demand all reasonable, documented, out-of-pocket fees, costs and expenses (including fees of attorneys and professionals and their reasonable, documented, out-of-pocket costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following:  (4) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (5) any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (6) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (7) protecting or enforcing its interest in the Receivables or the Collateral, (8) collecting the Receivables and the Obligations, or (9) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing, except for expenses caused by Lender's gross negligence or willful misconduct.

10.	INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.
10.1
This Agreement and any related security or other agreements required by this Agreement, collectively:  (10) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (11) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (12) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.  In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.  If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect.  Lender retains all of its rights, even if it makes a Credit Extension after a default.  If Lender waives a default, it may enforce a later default.  Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MASSACHUSETTS.  THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN BOSTON, MASSACHUSETTS, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY.  EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN BOSTON, MASSACHUSETTS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS.  SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11.
NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS.  All notices shall be given to Lender and Borrower at the addresses set forth on the signature page of this agreement and shall be deemed to have been delivered and received:  (13) if mailed, upon the earlier of actual receipt or three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (14) one (1) calendar day after deposit with an overnight mail or messenger service; or (15) on the same date of confirmed transmission if sent by hand delivery.  Lender may honor telephone instructions for Credit Extensions or repayments given, or purported to be given, by any one of the Authorized Persons.  Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone instructions Lender reasonably believes are made by any Authorized Person.  This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12.	DEFINITIONS AND CONSTRUCTION.
12.1	Definitions. In this Agreement:
"Account Balance" means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.
"Account Debtor" has the meaning in the UCC and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker's acceptance assuring payment thereof.
"Adjustments" means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.
"Advance" means an advance made by Lender to Borrower under this Agreement.
"Advance Rate" means 80% or such greater percentage as Lender may from time to time establish in its sole discretion; provided, however, if Dilution of Borrower's Receivables over any twelve (12) month period is greater than 10%, then Lender may decrease such percentage in its sole discretion upon prior notice to Borrower.

"Advance Request" means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance.
"Agreement" means this Business Financing Agreement.
"Affiliate" means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.
"Authorized Person" means Borrower (if an individual) or any one of the individuals authorized to sign on behalf of Borrower, and any other individual designated by any one of such authorized signers.
"Availability Amount" means the lesser of (i) the Credit Limit or (ii) the Borrowing Base (which, for the sake of clarity, shall not include Receivables billed and/or collected outside the United States), minus the outstanding principal balance of Advances.
"Borrower's Account" means Borrower's general operating account maintained with Lender, into which all Credit Extensions will be deposited unless otherwise instructed by Borrower in writing.
"Borrowing Base" means at any time (i) the Eligible Receivable Amount multiplied by the applicable Advance Rate minus (ii) such reserves as Lender may deem proper and necessary from time to time.
"Borrowing Base Certificate" means a roll-forward borrowing base certificate in form and substance satisfactory to Lender.
"Closing Date" means the date of this Agreement.
"Collateral" means all of Borrower's rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the "Collateral"):  (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Borrower's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.
"Collection Account" means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdraw funds.
"Collections" means all payments from or on behalf of an Account Debtor with respect to Receivables.
"Compliance Certificate" means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.
"Credit Extension" means each Advance, Term Loan, or any other extension of credit by Lender for the benefit of Borrower hereunder.
"Credit Limit" means Two Million Four Hundred Thousand Dollars ($2,400,000), which is intended to be the maximum amount of Advances at any time outstanding.
"Default" means any event that with notice, lapse of time or otherwise would constitute an Event of Default.
"Dilution" means, with respect to Receivables during any time period, an amount equal to (i) the difference between the face amount of such Receivables minus the amount actually collected from such Receivables during such time period (excluding non-cash credits to such Receivables such as write-offs, discounts, returns and credit memos), divided by (ii) the face amount of such Receivables.

"EBITDA" means (a) net profit before tax plus (b) interest expense, depreciation expense and amortization expense, plus (c) decreases in capitalized software expense (or minus increases in capitalized software expense, as applicable), plus (d) increases in deferred revenue (or minus decreases in deferred revenue, as applicable).
"Eligible Foreign Receivable" means a Receivable for which the Account Debtor is located in a country other than the United States or Canada and either (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender; or (B) the Receivable is supported by other insurance, bond or assurance acceptable to Lender; or (C) such Receivable is otherwise approved by Lender in its sole discretion; provided, however, the aggregate amount of outstanding Advances made against Eligible Foreign Receivables shall not exceed Five Hundred Thousand Dollars ($500,000) at any time.
"Eligible Receivable" means a Receivable that satisfies all of the following:
(a)	The Receivable has been created by Borrower in the ordinary course of Borrower's business.
(b)
There are no conditions (other than performance) which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales including, without limitation, any progress billings or retention billings.

(c)	The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.
(d)
The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any "contra accounts" owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).

(e)
The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f)	Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.
(g)
Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor's obligation to pay the Receivable.  Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.

(h)
The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i)
The Account Debtor on the Receivable is not any of the following:  1. an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; 2. the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; 3. any person or entity located in a foreign country (other than Canada) unless the Receivable is an Eligible Foreign Receivable; or 4. an Account Debtor as to which 35% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(j)
The Receivable is not in default (a Receivable will be considered in default if any of the following occur:  (b) the Receivable is not paid within 90 days from its invoice date unless otherwise approved by Lender in its sole discretion; (c) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (d) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k)	The Receivable does not arise from the sale of goods which remain in Borrower's possession or under Borrower's control including, without limitation, any bill and hold accounts.
(l)	The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.
(m)	the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of Borrower's aggregate dollar amount of all outstanding Receivables.
(n)	Lender has not determined, in its reasonable discretion, that the collection of the Receivable is doubtful.
"Eligible Receivable Amount" means at any time the sum of the Receivable Amounts of the Eligible Receivables.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
"Event of Default" has the meaning set forth in Section 7.1.
"Finance Charge" means an interest amount equal to the Finance Charge Percentage of the ending daily outstanding principal balance of Advances for the relevant period.
"Finance Charge Percentage" means a rate per year equal to the Prime Rate plus 1.50 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.
"GAAP" means generally accepted accounting principles consistently applied and used consistently with prior practices.
"Inventory" means and includes all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment, arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
"Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
"Lender" means WESTERN ALLIANCE BANK, an Arizona corporation, and its successors and assigns.
"Liquidity" means an amount equal to the sum of Borrower's unrestricted cash at Lender plus the Availability Amount.
"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.
"Lockbox" is defined in the Lockbox Agreement.
"Lockbox Agreement" is defined in Section 1.1(d)(i).
"Maturity Date" means August __, 2019 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.
"Minimum Utilization Fee" means an amount equal to one half of one percent (0.5%) per annum of the average unused portion of the Revolving Facility, as determined by Lender, computed on the basis of a year with the applicable number of days as set forth in Section 8.  The unused portion of the Revolving Facility, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Facility, and (ii) the average for the period of the daily closing principal balance of the Advances outstanding.
"Month End" means the last calendar day of each month.
"Obligations" means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Credit Extensions, Finance Charges, fees, interest, expenses, professional fees and attorneys' fees.

"Overadvance" means at any time an amount equal to the amounts (if any) by which the total amount of the outstanding Advances exceeds the lesser of the Credit Limit or the Borrowing Base.
"Permitted Indebtedness" means:
(a)	Indebtedness under this Agreement or that is otherwise owed to Lender.
(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.
(c)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $50,000 in total principal amount at any time outstanding.
(d)
Other indebtedness in an aggregate amount not to exceed $50,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.

(e)
Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

(f)	Unsecured Indebtedness owing to trade creditors in the ordinary course of business.
(g)	Subordinated Debt.
"Permitted Investment" means:
(a)	Investments existing on the Closing Date and specifically disclosed on a schedule to this Agreement;
(b)	Investments by Borrower in any Subsidiary that is a coborrower hereunder; and
(c)
(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender and (iv) Lender's money market accounts.

"Permitted Liens" means the following but only with respect to property not consisting of Receivables financed under this agreement:
(a)	Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.
(b)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests.

(c)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(d)	Liens securing Subordinated Debt.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
"Prime Rate" means the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or, if unavailable, such other rate of interest publicly announced from time to time by Lender as its Prime Rate.  Lender may price loans to its customers at, above, or below the Prime Rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.
"Receivable Amount" means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.
"Receivables" means Borrower's rights to payment arising in the ordinary course of Borrower's business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.
"Revolving Facility" means the facility under which Borrower may request Lender to issue Advances, as specified in Section 1.1(a) hereof.
"Revolving Facility Fee" means a payment of an annual fee equal to Twelve Thousand Dollars ($12,000) due upon the Closing Date and each anniversary thereof so long as any Advance is outstanding or available hereunder.
"Revolving Termination Fee" means a payment equal to (a) Twenty-Four Thousand Dollars ($24,000) if the Revolving Facility is terminated on or before the first (1st) anniversary of the Closing Date, and (b) Twelve Thousand Dollars ($12,000) if the Revolving Facility is terminated thereafter.
"Streamline Period" is, on and after the Closing Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Lender determines, in its sole discretion, that Borrower has maintained, for each consecutive day in the immediately preceding calendar month, Liquidity in an amount greater than $1,250,000 (the "Streamline Balance"); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Lender in its discretion. Each Streamline Period shall commence on the first day of the monthly period following the date Lender determines, in its reasonable discretion, that the Streamline Balance has been achieved in accordance with the foregoing.
"Subordinated Debt" means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement reasonably satisfactory in form and substance to Lender.
"Term Loan" means the term loan made under Section 1.2.
"Term Loan Facility Fee" means a payment of a fee equal to Two Thousand Dollars ($2,000) due upon the Closing Date.
"Term Loan Maturity Date" means September 1, 2019.
"Term Loan Termination Fee" means a payment equal to (a) Six Thousand Dollars ($6,000) if the Term Loan is prepaid on or before the first (1st) anniversary of the Closing Date, and (b) Two Thousand Dollars ($2,000) if the Term Loan is prepaid after the first (1st) anniversary of the Closing Date and on or before the second (2nd) anniversary of the Closing Date, and (c) Zero Dollars ($0) if prepaid thereafter.
"UCC" means the Massachusetts Uniform Commercial Code, as amended or supplemented from time to time.
12.2	Construction:
(a)
In this Agreement:  (e) references to the plural include the singular and to the singular include the plural; (f) references to any gender include any other gender; (g) the terms "include" and "including" are not limiting; (h) the term "or" has the inclusive meaning represented by the phrase "and/or," (i) unless otherwise specified, section and subsection references are to this Agreement, and (j) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)
Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel.  In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)	Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.
13.
JURY TRIAL WAIVER.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14.	INTENTIONALLY OMITTED.
15.
EXECUTION, EFFECTIVENESS, SURVIVAL.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder.  Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower's behalf.  Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.

16.
OTHER AGREEMENTS.  Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement.  An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.

17.
REVIVAL AND REINSTATEMENT OF OBLIGATIONS.  If the incurrence or payment of the Obligations by Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys' fees of Lender related thereto, the liability of Borrower and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.
PATRIOT ACT NOTIFICATION.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 ("Patriot Act"), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

19.
NOTICE OF FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (i) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (ii) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (iii) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

20.
Borrower Liability.  Either Borrower may, acting singly, request Credit Extensions hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder.  Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.  Each Borrower waives (16) any suretyship defenses available to it under the UCC or any other applicable law, and (17) any right to require Lender to:  (a) proceed against any Borrower or any other person; (b) proceed against or exhaust any security; or (c) pursue any other remedy.  Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower's liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.

[Signature Page Follows]

Exhibit 10.23
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Closing Date.

ASTEA INTERNATIONAL INC., a Delaware corporation By Name: Title:	WESTERN ALLIANCE BANK, an Arizona corporation By Name: Title:

Address for Notices: ASTEA INTERNATIONAL INC. 240 Gibraltar Road Horsham, Pennsylvania 19044 Email: retskovitz@astea.com Attn: Rick Etskovitz, CFO	Address for Notices: WESTERN ALLIANCE BANK 55 Almaden Blvd. San Jose, California 95113 Fax: (408) 423-8520 Email: Attn:

NETWORK DATA, INC., a Delaware corporation By Name: Title:

Address for Notices: NETWORK DATA, INC. 103 Foulk Road, Suite 202 Wilmington, Delaware 19803 Email: retskovitz@astea.com Attn: Rick Etskovitz, Assistant Treasurer

EXHIBIT A
COMPLIANCE CERTIFICATE
TO:	WESTERN ALLIANCE BANK, an Arizona corporation (the "Lender")
FROM:	NETWORK DATA, INC., a Delaware corporation, and ASTEA INTERNATIONAL INC., a Delaware corporation (individually and collectively, the "Borrower")
Each of the undersigned authorized officers of each Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement among Borrower and Lender (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under "Complies" column.
Reporting Covenant	Required		Complies

Monthly financial statements (consolidated and consolidating) with Compliance Certificate	Monthly within 30 days		Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days
A/R & A/P Agings, sales or billings journal, cash receipts report	Monthly within 10 days
Borrowing Base Certificates	Monthly within 10 days		Yes	No
Board approved budget	FYE within 60 days and as amended/updated		Yes	No

Financial Covenant	Required	Actual	Complies

Liquidity (monthly and at the time of each Advance when a Streamline Period is not in effect)	$750,000		Yes	No

EBITDA (trailing 6 month, tested quarterly)	$550,000		Yes	No

Deposits
Deposits held at Bridge Bank: $________________________
Deposits held outside of Bridge Bank: $_________________

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

ASTEA INTERNATIONAL INC.		Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

NETWORK DATA, INC.

SIGNATURE

TITLE

DATE